Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-234281 on Form F-3 of our reports dated April 15, 2022, relating to the consolidated financial statements of Top Ships Inc. and the effectiveness of Top Ships Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

May 6, 2022